						THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
						SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
						DECEMBER 31, 2010

										Gross Amount at Which
			Initial Costs to the Partnership		Costs					Carried at Close of Year
					Capitalized
	Encumbrances			Building &	Subsequent to			Building &	2010			Year of	Date
Description	at 12/31/10		Land	Improvements	Acquisition		Land	Improvements	Sales	Total		Construction	Acquired

Properties:

Office Building
Lisle, IL	None		1,780,000	15,743,881	8,815,803		1,949,206	24,390,478		26,339,685		1985	Apr., 1988

Garden Apartments
Atlanta, GA	-		3,631,212	11,168,904	5,566,277	(b)	5,190,227	15,176,166	(20,366,393)	-		1987	Apr., 1988

Garden Apartments
Raleigh, NC	8,989,762	(c)	1,623,146	14,135,553	890,383		1,785,632	14,863,450		16,649,083		1995	Jun., 1995

Hotel
Lake Oswego, OR	-		1,500,000	6,508,729	2,848,244		1,500,000	9,356,973		10,856,973		1989	Dec., 2003

Office Building
Brentwood, TN	None		1,797,000	6,588,451	6,200,218		1,855,339	12,730,330		14,585,669		1982	Oct., 1995

Office Building
Beaverton , OR	None		816,415	9,897,307	2,223,404		845,887	12,091,239		12,937,126		1995	Dec., 1996

Office Complex
Brentwood, TN	None		2,425,000	7,063,755	3,365,861		2,463,601	10,391,015		12,854,615		1987	Oct., 1997

Retail Shopping Center
Hampton, VA	6,191,147		2,339,100	12,767,956	3,090,037		4,839,418	13,357,675		18,197,093		1998	May, 2001

Retail Shopping Center
Westminster, MD	-		3,031,735	9,326,605	2,710,098		3,031,735	12,036,703		15,068,438		2005	June, 2006

Retail Shopping Center
Ocean City, MD	15,384,707		1,517,099	8,495,039	13,695,347		1,517,099	22,190,386		23,707,485		1986	Nov., 2002

Garden Apartments
Austin, TX	-		2,577,097	20,125,169	152,112		2,577,097	20,277,281		22,854,378		2007	May, 2007

Retail Shopping Center
Dunn, NC	None		586,500	5,372,344	280,852		385,559	5,854,137	-	6,239,696		1984	Aug., 2007

Garden Apartments
Charlotte, NC	-		1,350,000	12,184,750	315,951		1,355,125	12,495,576		13,850,701		1998	Sep., 2007

	30,565,616		24,974,304	139,378,443	50,154,587		29,295,925	185,211,409	(20,366,393)	194,140,941	(a)

				2010	2009		2008

(a)	Balance at beginning of year			211,091,543	245,808,214		236,466,116
	Additions:
	Acquistions			-	-		-
	Improvements, etc.			3,415,791	3,385,840		9,936,151
	Deletions:
	Sale			(20,366,393)	(38,102,511)		-

	Write off of uncollectible interest receivable			-	-		(594,053)

	Balance at end of year			194,140,941	211,091,543		245,808,214

(b)	Net of $1,000,000 settlement received from lawsuit.

(c)	Net of an unamortized discount of $10,237